SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 27, 1999


                              MAXXIM MEDICAL, INC.
               --------------------------------------------------

               (Exact Name of Registrant as Specified in Charter)


            Texas                   0-18208            76-0291634
  -----------------------         -----------        --------------
  (State of Incorporation)        (Commission        (IRS Employer
                                  File Number)     Identification No.)


   10300 49th Street North
     Clearwater, Florida                                 33762
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(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:  (727) 561-2100



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ITEM 5.    OTHER EVENTS.


     Fox Paine Medic Acquisition Corporation ("Fox Paine Maxxim") has received financing commitments for $110.0 million of Senior Subordinated Discount Notes due 2009 (the "Senior Subordinated Discount Notes") of Maxxim Medical Group, Inc. (the "Issuer"), a newly formed Delaware corporation that will become a wholly owned subsidiary of Maxxim Medical, Inc., a Texas corporation (the "Company"), and related warrants to purchase shares of Company common stock, to be issued in a private placement in connection with the proposed recapitalization of the Company. Pursuant to an Agreement and Plan of Merger, dated as of June 13, 1999, as amended, between Fox Paine Maxxim and the Company (the "Merger Agreement"), the proposed recapitalization of the Company will involve, among other transactions, (1) the sale to Circon Holdings Corporation (formerly Fox Paine Citron Acquisition Corporation) ("Fox Paine Circon") of all of the capital stock of Circon Corporation ("Circon"), an indirect wholly owned subsidiary of the Company (the "Circon Sale"), which would be purchased for $228.0 million in cash (reduced by any intercompany indebtedness owed by Circon to its parent corporation immediately prior to the consummation of the Circon
Sale) and (2) the merger of Fox Paine Maxxim with and into the Company (the "Merger"). The Merger, the Circon Sale and the related transactions and financing arrangements provided for in the Merger Agreement are referred to collectively as the "Recapitalization." Fox Paine Maxxim and Fox Paine Circon are newly formed corporations that were formed by affiliates of Fox Paine & Company, LLC ("Fox Paine") in connection with the Recapitalization.

     Funding for the Recapitalization (including the pending tender offer by the Company for any and all of its outstanding 10 1/2% Senior Subordinated Notes due 2006 (the "Tender Offer") and the refinancing of the Company's indebtedness under its existing credit facilities) is expected to be obtained from the following sources:

     o $110.0 million from the issuance by the Issuer of the Senior Subordinated Discount Notes and related warrants. The Senior Subordinated Discount Notes and related warrants will not have been registered for sale under the Securities Act of 1933, as amended (the "Securities Act"), and will not be eligible for offer or sale in the United States absent registration or an applicable exemption from registration requirements;

     o Up to $261.6 million from borrowings under new senior secured Term Loan facilities (the "Term Loans") and a new $50.0 million senior secured revolving credit facility (the "Revolving Credit Facility" and, together with the Term Loans, the "New Credit Facilities") for the Issuer committed by The Chase Manhattan Bank, Bankers Trust Company, Merrill Lynch Capital Corporation, Canadian Imperial Bank of Commerce and Credit Suisse First Boston. The Term Loans will consist of (1) an $80.0 million Term Loan A Facility, (2) a $90.0 million Term Loan B Facility and (3) a $90.0 million Term Loan C Facility. It is currently expected that the Issuer will have $48.4 million of unused borrowing capacity under the Revolving Credit Facility upon consummation of the Recapitalization;

     o $50.0 million from senior unsecured discount notes and related warrants to be issued by the Company in a private placement. The senior unsecured discount notes and related warrants to be issued by the Company will not have been registered for sale under the Securities Act and will not be eligible for offer or sale in the United States absent registration or an exemption from registration requirements;

     o $150.0 million from (1) the purchase by affiliates of Fox Paine and certain institutional investors (collectively, the "Investors") of shares of Fox Paine Maxxim common stock, which will be converted in the Merger into shares of Company common stock, (2) shares of Company common stock retained by a group of ten current Company shareholders, including eight members of senior management of the Company (the "Management Investors"), and (3) the sale of new shares of Company common stock to the Management Investors; and

     o    $228.0 million from the Circon Sale.


     The increase in the cash purchase price to be paid in the Circon Sale from $208.0 million to $228.0 million will be funded with additional equity contributed to Fox Paine Circon by the Investors.

     This Current Report on Form 8-K updates certain information contained in the offer to purchase and consent solicitation statement relating to the Tender Offer.

     Assuming the various conditions to the closing of the Recapitalization transactions have been satisfied or waived, the Company currently expects to consummate the Recapitalization transactions in mid-November 1999, although there can be no assurance that the closing will not be later.

     On October 27, 1999, the Company issued a press release announcing, among other things, that the Company had extended the expiration date of the Tender Offer, a copy of which press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

     On November 3, 1999, the Company issued a press release announcing the approval by its shareholders of the Agreement and Plan of Merger, dated as of June 13, 1999, as amended, between Fox Paine Medic Acquisition Corporation and the Company. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits. The following exhibits are filed as part of this report:

          99.1 Press release, dated October 27, 1999, issued by Maxxim Medical, Inc.


          99.2 Press release, dated November 3, 1999, issued by Maxxim Medical, Inc.

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 9, 1999

                                    MAXXIM MEDICAL, INC.


                                    By:     /s/  Alan S. Blazei
                                         ----------------------------------
                                         Name:   Alan S. Blazei
                                         Title:  Executive Vice President,
                                                 Treasurer and Controller
                                                 (Principal Accounting Officer)

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                                  EXHIBIT INDEX

Exhibit
Number                            Description
-------                           -----------
  99.1    Press release, dated October 27, 1999, issued by Maxxim Medical, Inc.

  99.2    Press release, dated November 3, 1999, issued by Maxxim Medical, Inc.